Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

RenovoRx, Inc.

(Exact name of registrant as specified in its charter)

Table 1 - Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	1,634,834	(1)(2)	$1.35	(3)	$2,207,025.90	0.00015310	$337.90
Total Fee Offsets									—	(4)
Net Fee Due									$337.90

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Registrant’s 2021 Omnibus Equity Incentive Plan (the “2021 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.
(2)	Includes (i) 913,794 shares of Common Stock, which is equal to 2.5% of total issued and outstanding shares as of April 25, 2025, to the total number of shares of Common Stock reserved and available for issuance under the 2021 Plan and (ii) 721,040 additional shares of Common Stock, available for issuance under the 2021 Plan, pursuant to the evergreen provisions of the 2021 Plan providing for an annual increase in the number of shares reserved for issuance under the 2021 Plan, which is equal to 3% of the number of shares of Common Stock outstanding on the final day of the immediately preceding calendar year.
(3)	Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $1.35 per share, which is the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on June 20, 2025.
(4)	The Registrant does not have any fee offsets.